Exhibit 10.5

PLEDGE AND SECURITY AGREEMENT

(Non-Borrower)

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Security Agreement”) is entered into as of August 15, 2003 by and between MXT HOLDINGS, INC., an Illinois corporation with an address of 175 Wall Street Glendale Heights, Illinois 60139 (the “Grantor”), and BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois with an address of 8044 Montgomery Road, Cincinnati, Ohio 45236 (“Lender”).

PRELIMINARY STATEMENT

The Grantor, the Lender and the Loan Parties are entering into a Credit Agreement dated of even date herewith (as it may be amended or modified from time to time, the “Credit Agreement”).  The Grantor is entering into this Security Agreement in order to induce the Lender to enter into and extend credit under the Credit Agreement.

ACCORDINGLY, the Grantor and the Lender hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.                              Terms Defined in Credit Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2.                              Terms Defined in UCC.  Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3.                              Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Assigned Contracts” means, collectively, all of the Grantor’s rights and remedies under, and all moneys and claims for money due or to become due to the Grantor under any contracts, and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of the Grantor now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing agreements; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Report” means any certificate, report or other document delivered by the Grantor to the Lender with respect to the Collateral pursuant to any Loan Document.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright Collateral” has the meaning set forth in Article II.

“Copyright License Rights” means all right, title and interest of Grantor as licensor or licensee under, and with respect to, any Copyrights, including under any Licenses.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of any of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation,  damages or payments for past or future infringements for any of the foregoing; (e) the right to sue for past, present, and future infringements of any of the foregoing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Default” means an event described in Section 5.1.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the meaning set forth in Article 9 of the UCC.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“License Rights” means, collectively, all Copyright License Rights, Patent License Rights and Trademark License Rights.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a)

any and all licensing agreements or similar arrangements in and to any Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation,  damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patent Collateral” has the meaning set forth in Article II.

“Patent License Rights” means all right, title and interest of Grantor as licensor or licensee under, and with respect to, any Patent, including under any Licenses.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to:  (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing, whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation,  damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property physically delivered to the Lender pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” has the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive Capital Stock and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Trademark Collateral” has the meaning set forth in Article II.

“Trademark License Rights” means all right, title and interest of Grantor as licensor or licensee under, and with respect to, any Trademark, including under any Licenses.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all trademarks (including, without limitation, service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation,  damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including, without limitation, the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world; provided however, nothing in this Security Agreement is intended to be, or may be construed to be, an assignment of any application to register any trademark or service mark based on any intent to use filed by, or on behalf of, Grantor (“Intent to Use Applications”), and any Intent to Use Applications are specifically excluded from Trademark Collateral for purposes of this Agreement.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Ohio or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Lender’s Liens on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

The Grantor hereby pledges, assigns and grants to the Lender a continuing security interest in and Lien on, all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including, without limitation, under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including, without limitation:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Goods;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Instruments;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all cash or cash equivalents;

(xii)	all letters of credit and Letter-of-Credit Rights;

(xiii)	all Deposit Accounts with any bank or other financial institution;

(xiv)	all Assigned Contracts;

(xv)	all Farm Products;

(xvi)	all Copyrights, Licenses with respect to Copyrights and Copyright License Rights (“Copyright Collateral”);

(xvii)	all Patents, Licenses with respect to Patents and Patent License Rights (“Patent Collateral”);

(xviii)	all Trademarks, Licenses with respect to Trademarks and Trademark License Rights (“Trademark Collateral”);

(xix)

and all accessions to, substitutions for and replacements, proceeds (including, without limitation, Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto;

to secure the prompt and complete payment and performance of the Secured Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Lender that:

3.1.                              Title, Perfection and Priority.  The Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest in, and Lien on, hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Lender the security interest in and Lien on such Collateral pursuant hereto.  When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on Exhibit H, the Lender will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2.                              Type and Jurisdiction of Organization, Organizational and Identification Numbers.  The type of entity of the Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization and its federal employer identification number are set forth on Exhibit A.

3.3.                              Principal Location.  The Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is, as of the Closing Date, disclosed in Exhibit A; as of the Closing Date, the Grantor has no other places of business except those set forth in Exhibit A.

3.4.                              Collateral Locations.  All of Grantor’s locations where Collateral is located, as of the Closing Date, are listed on Exhibit A.  All of said locations are owned by the Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5.                              Deposit Accounts.  All of the Grantor’s Deposit Accounts as of the Closing Date are listed on Exhibit B.

3.6.                              Exact Names.  The Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in the Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization.

3.7.                              Letter-of-Credit Rights and Chattel Paper.  Exhibit C lists as of the Closing Date all of Grantor’s Letter-of-Credit Rights and Chattel Paper.  All action by the Grantor necessary to protect and perfect the Lender’s security interest and Liens on each item listed on Exhibit C (including, without limitation, the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Lender will have a fully perfected first priority security interest and Lien in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8.                              Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of the Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Lender by the Grantor from time to time.  As of the time when each Account or each item of Chattel Paper arises, the Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

3.9.                              Inventory.  With respect to any Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of the Grantor’s locations set forth on Exhibit A as such Exhibit may be updated from time to time upon mutual agreement of Grantor and Lender, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) the Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or document whatsoever except for the Liens granted to the Lender, and except for Permitted Liens, (d) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (e) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (f) the completion of manufacture, sale or other disposition of such Inventory by the Lender following a Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Grantor is a party or to which such property is subject.

3.10.                        Intellectual Property.

(a)                                  The Grantor does not have any interest in, or title to, any Patent Collateral, Trademark Collateral or Copyright Collateral except as set forth in Exhibit D.  This Security Agreement is effective to create a valid and continuing Lien and, upon filing of this Security Agreement (and, in the case of Copyright Collateral described in Section 4.7(g), any amendments hereto) with the United States Copyright Office and the filing of appropriate financing statements in the appropriate filing offices, fully perfected first priority security interests in favor of the Lender on the Grantor’s Patents, Trademarks and Copyrights (subject to Permitted Liens), and, upon completion of the foregoing actions, all action necessary or desirable to protect and perfect the Lender’s security interest and Liens on the Patent Collateral, Trademark Collateral or Copyright Collateral shall have been duly taken.

(b)                                 Each registered Patent identified in Exhibit D is subsisting and has not been adjudged invalid, unpatentable, or unenforceable, in whole or in part, and is enforceable, except as otherwise set forth on Exhibit D.  Grantor has not granted any license, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Patent Collateral except as otherwise disclosed in Exhibit D.  The Patent License Rights are in full force and effect, and Grantor is not in default under any of the Patent License Rights, and, to Grantor’s knowledge, no event has occurred which with notice, the passage of time, the satisfaction of any other condition, or all of them, might constitute a default by Grantor under the Patent License Rights.

(c)                                  Each registered Trademark identified in Exhibit D is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and each registered trademark and service mark and, to Grantor’s knowledge, each application for trademark and service mark registration is valid, registered or registrable and enforceable.  Grantor has notified Lender in writing of all prior uses of any material item of Trademark Collateral of which Grantor is aware which could lead to such item becoming invalid or unenforceable, including prior unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such item.  Grantor has not granted any license, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Trademark Collateral except as otherwise disclosed in Exhibit D.  Reasonable and proper statutory notice has been used in connection with the use of each registered trademark and service mark.  The Trademark License Rights are in full force and effect, and Grantor is not in default under any of the Trademark License Rights and, to Grantor’s knowledge, no event has occurred which with notice, the passage of time, the satisfaction of any other condition, or all of them, might constitute a default by Grantor under the Trademark License Rights.

(d)                                 Each registered Copyright identified in Exhibit D is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and each registered Copyright and, to Grantor’s knowledge, each application for copyright registration is valid, registered or registrable and enforceable.  Grantor has not granted any license, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Copyright Collateral except as otherwise disclosed in Exhibit D.  Reasonable and proper statutory notice has been used in connection with the use of each registered copyright.  The Copyright License Rights are in full force and effect, and Grantor is not in default under any of the Copyright License Rights and, to Grantor’s knowledge, no event has occurred which with notice, the passage of time, the satisfaction of any other condition, or all of them, might constitute a default by Grantor under the Copyright License Rights.

3.11.                        Filing Requirements.  As of the Closing Date, none of the Equipment is covered by any certificate of title, except for the vehicles described in Part I of Exhibit E.  None of the Collateral is of a type for which Liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of Exhibit E and (b) Patents, Trademarks and Copyrights held by the Grantor and described in Exhibit D.  The county and street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.12.                        No Financing Statements, Security Agreements.  No valid financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Lender as the secured party and (b) as permitted by Section 4.1(e).

3.13.                        Pledged Collateral, Instruments and Other Investment Property.

(a)                                  Exhibit G sets forth, as of the Closing Date, a complete and accurate list of all of the Pledged Collateral delivered to the Lender and all of the Instruments, Securities and Investment Property owned by the Grantor.  The Grantor is the direct, sole beneficial owner and sole holder of record of each Instrument, Security and other type of Investment Property listed on Exhibit G as being owned by it, free and clear of any Liens, except for the Liens granted to the Lender.  The Grantor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are Capital Stock of a Subsidiary have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Lender representing Capital Stock, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Lender so that the Lender may take steps to perfect its security interest therein as a General Intangible, (iii) except as agreed by Lender, all such Securities or other types of Investment Property held by a securities intermediary are covered by a control agreement among the Grantor, the securities intermediary and the Lender pursuant to which the Lender has Control and (iv) all Instruments which represent Indebtedness owed to the Grantor by a Subsidiary thereof have been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, are the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)                                 In addition, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral or which obligate the issuer of any Capital Stock included in the Pledged Collateral to issue additional Capital Stock, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by the Grantor, or for the exercise by the Lender of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)                                  Except as set forth in Exhibit G, the Grantor owns 100% of the issued and outstanding Capital Stock which constitutes Pledged Collateral and none of the Pledged Collateral which represents Indebtedness owed to the Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1.                              General.

(a)                                  Collateral Records.  The Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Lender such reports relating to the Collateral as the Lender shall from time to time request.

(b)                                 Authorization to File Financing Statements and Recordation Form Cover Sheets; Ratification.  The Grantor hereby authorizes the Lender to file, and if requested will deliver to the Lender, all financing statements and other documents and take such other actions as may from time to time be requested by the Lender in order to maintain a first perfected security interest in, Lien on and, if applicable, Control of, the Collateral.  Any financing statement filed by the Lender may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, without limitation, (A) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Grantor also agrees to furnish any such information to the Lender promptly upon request.  The Grantor also ratifies its authorization for the Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  The Grantor hereby authorizes the Lender to complete, execute and file any document cover sheets and recordation form cover sheets evidencing security interests in the Copyright Collateral, the Trademark Collateral and the Patent

Collateral, permitted or required to evidence such security interests by the United States Copyright Office or the United States Patent and Trademark Office (and the respective regulations and laws governing the same), and this Security Agreement, any extracts hereof and any amendments hereto (pursuant to Section 4.7(g)), with the United States Copyright Office and the United States Patent and Trademark Office.

(c)                                  Further Assurances.  The Grantor will, if so requested by the Lender, furnish to the Lender, as often as the Lender requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the Lender may reasonably request, all in such detail as the Lender may specify.  The Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Liens of the Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)                                 Disposition of Collateral.  The Grantor will not sell, lease or otherwise dispose of the Collateral except for dispositions specifically permitted pursuant to Section 6.20 of the Credit Agreement.

(e)                                  Liens.  The Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the Liens created by this Security Agreement, and (ii) other Permitted Liens.

(f)                                    Other Financing Statements.  The Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1(e).  The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Lender, subject to the Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g)                                 Locations. The Grantor will not (i) maintain any Collateral at any location other than those locations listed on Exhibit A (as the same may be updated from time to time), (ii) otherwise change, or add to, such locations without the Lender’s prior written consent, and if the Lender gives such consent, the Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, a Collateral Access Agreement for each such location, or (iii) change the location of its place of business or chief executive office from the location identified in Exhibit A, unless it gives the Lender at least ten (10) days’ prior written notice thereof and executes any documents that the Lender may reasonably request in connection therewith.

(h)                                 Compliance with Terms.  The Grantor will perform and comply with all obligations in respect of the Collateral and all agreements to which it is a party or by which it is bound relating to the Collateral.

(i)                                     Jurisdiction of Organization.  The Grantor will not change its jurisdiction of organization without the prior written consent of Lender.

4.2.                              Receivables.

(a)                                  Certain Agreements on Receivables.  The Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, the Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

(b)                                 Collection of Receivables.  Except as otherwise provided in this Security Agreement, the Grantor will collect and enforce, at the Grantor’s sole expense, all amounts due or hereafter due to the Grantor under the Receivables.

(c)                                  Delivery of Invoices.  The Grantor will deliver to the Lender immediately upon its request after the occurrence and during the continuation of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Lender shall specify.

(d)                                 Disclosure of Counterclaims on Receivables.  If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the Grantor will promptly disclose such fact to the Lender in writing.  The Grantor shall send the Lender a copy of each credit memorandum in excess of $25,000 as soon as issued, and the Grantor shall promptly report each credit memorandum.

(e)                                  Electronic Chattel Paper.  The Grantor shall take all steps necessary to grant the Lender Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3.                              Inventory and Equipment.

(a)                                  Maintenance of Goods.  The Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of the Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

(b)                                 Returned Inventory.  If an Account Debtor returns any Inventory to the Grantor when no Default exists, then the Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount.  The Grantor shall immediately report to the Lender any return involving an amount in excess of $25,000.  Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory.  In the event any Account Debtor returns Inventory to the Grantor when a Default exists, the Grantor, upon the request of the Lender, shall: (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Lender’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender’s prior written consent.  All returned Inventory shall be subject to the Lender’s Liens thereon.

(c)                                  Inventory Count; Perpetual Inventory System.  The Grantor will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of a Default, at such other times as the Lender requests.  The Grantor will maintain a perpetual inventory reporting system at all times. The Grantor, at its own expense, shall deliver to the Lender the results of each physical verification, which the Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

(d)                                 Equipment.  The Grantor shall promptly inform the Lender of any additions to or deletions from the Equipment which individually exceed $50,000.  The Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Lender does not have a Lien.  The Grantor will not, without the Lender’s prior written consent, alter or remove any identifying symbol or number on any of the Grantor’s Equipment constituting Collateral.

(e)                                  Titled Vehicles.  The Grantor will give the Lender notice of its acquisition of any vehicle covered by a certificate of title and deliver to the Lender, upon request, the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the Lender noted on any such certificate or with the appropriate state office.

4.4.                              Delivery of Instruments, Securities, Chattel Paper and Documents. The Grantor will (a) deliver to the Lender immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral (if any then exist), (b) hold in trust for the Lender upon receipt and immediately thereafter deliver to the Lender any Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Lender’s request, deliver to the Lender (and thereafter hold in trust for the Lender upon receipt and immediately deliver to the Lender) any Document evidencing or constituting Collateral and (d) upon the Lender’s request, deliver to the Lender a duly executed amendment to this Security Agreement, in the form of Exhibit I-1 hereto, pursuant to which the Grantor will pledge such additional Collateral.  The Grantor hereby authorizes the Lender to attach each such amendment to this Security Agreement and agrees that all additional Collateral set forth in such amendments shall be considered to be part of the Collateral.

4.5.                              Uncertificated Securities and Certain Other Investment Property. The Grantor will permit the Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Liens of the Lender granted pursuant to this Security Agreement.  The Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Collateral and which are Securities and (b) any securities intermediary which is the holder of any Investment Property, to cause the Lender to have and retain Control over such Securities or other Investment Property.  Without limiting the foregoing, the Grantor will, with respect to Investment Property held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Lender, in form and substance satisfactory to the Lender, giving the Lender Control.

4.6.                              Pledged Collateral.

(a)                                  Changes in Capital Structure of Issuers.  Except as permitted by Section 6.19 of the Credit Agreement, the Grantor will not (i) permit or suffer any issuer of Capital Stock constituting Pledged Collateral to dissolve, merge, liquidate, retire any of its Capital Stock or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Liens and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other Person, or (ii) vote any Pledged Collateral in favor of any of the foregoing.

(b)                                 Issuance of Additional Securities.  The Grantor will not permit or suffer the issuer of Capital Stock constituting Pledged Collateral to issue additional Capital Stock, any right to receive the same or any right to receive earnings, except to the Grantor.

(c)                                  Registration of Pledged Collateral.  The Grantor will permit any registerable Pledged Collateral to be registered in the name of the Lender or its nominee at any time at the option of the Lender.

(d)                                 Exercise of Rights in Pledged Collateral.

(i)                                     Without in any way limiting the foregoing and subject to clause (ii) below, the Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Lender in respect of the Pledged Collateral.

(ii)                                  The Grantor will permit the Lender or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation,  exchange, subscription or any other rights, privileges, or options pertaining to any Capital Stock or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii)                               The Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;  (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Liens created by this Security Agreement; and

(iv)                              All Excluded Payments and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to the Lender to hold as Pledged Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.7.                              Intellectual Property.

(a)                                  The Grantor will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Lender of any License or any License Right held by the Grantor and to enforce the security interests granted hereunder.

(b)                                 The Grantor shall notify the Lender immediately if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c)                                  In no event shall the Grantor, either directly or through any employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Lender prior written notice thereof, and, upon request of the Lender, the Grantor shall execute and deliver any and all security agreements as the Lender may request to evidence the Lender’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of the Grantor relating thereto or represented thereby.

(d)                                 The Grantor shall take all actions necessary or requested by the Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration and enforceability of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including, without limitation, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Grantor, in its reasonable judgment shall determine that such Patent, Trademark or Copyright is not material to the conduct of Grantor’s business.

(e)                                  The Grantor shall, unless it shall reasonably determine that such Patent Collateral, Trademark Collateral or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Lender shall deem appropriate under the circumstances to protect such Patent Collateral, Trademark Collateral or Copyright Collateral.  In the event that the Grantor institutes suit because any of the Patents Collateral, Trademark Collateral or Copyright Collateral constituting Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantor shall comply with Section 4.8.

(f)                                    The Grantor shall not enter into any Licenses, as licensor or licenses, except in the ordinary course of business without the prior written consent of Bank.  Grantor will continue to use, and will cause the use of, reasonable and proper statutory notice in connection with its use of each Patent, Trademark and Copyright.

(g)                                 The Grantor agrees that, should it obtain any right, title or interest in any material Copyright Collateral, Patent Collateral, or Trademark Collateral which is not now identified in Exhibit D, (i) Grantor shall give prompt written notice to Lender, (ii) the provisions of Article II will automatically apply to the Copyright Collateral, Patent Collateral, or Trademark Collateral acquired or obtained, and (iii) each of such Copyright Collateral, Patent Collateral, or Trademark Collateral will automatically become part of the Collateral.  Upon the Lender’s request, Grantor shall to deliver to the Lender a duly executed amendment to this Security Agreement in the form of Exhibit I-2 hereto, and Grantor authorizes Lender to modify this Security Agreement, to amend Exhibit D to include any Copyright Collateral, Patent Collateral, or Trademark Collateral which becomes part of the Collateral under this Section 4.7(g).  The Grantor hereby authorizes the Lender to attach each such amendment to this Security Agreement and agrees that all additional Collateral set forth in such amendments shall be considered to be part of the Collateral.

4.8.                              Commercial Tort Claims.  The Grantor shall promptly, and in any event within two Business Days after the same is acquired by it, notify the Lender of any commercial tort claim (as defined in the UCC) acquired by it and, unless the Lender otherwise consents, the Grantor shall enter into a supplement to this Security Agreement, granting to Lender a first priority security interest in such commercial tort claim.

4.9.                              Letter-of-Credit Rights.  If the Grantor is or becomes the beneficiary of a letter of credit, the Grantor shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the Lender thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Lender and (ii) agree to direct all payments thereunder to a Deposit Account at the Lender or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.16 of the Credit Agreement, all in form and substance reasonably satisfactory to the Lender.

4.10.                        Federal, State or Municipal Claims.  The Grantor will promptly notify the Lender of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11.                        No Interference.  The Grantor agrees that it will not interfere with any right, power and remedy of the Lender provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies.

4.12.                        Assigned Contracts.  The Grantor shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment.  Without limiting the generality of the foregoing, the Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. The Grantor shall notify the Lender in writing, promptly after the Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its material Assigned Contracts, and shall diligently pursue such right and report to the Lender on all further developments with respect thereto.  The Grantor shall deposit into a Deposit Account at the Lender or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.16 of the Credit Agreement, all amounts received by the Grantor as indemnification or otherwise pursuant to its Assigned Contracts.  If the Grantor shall fail after the Lender’s demand to pursue diligently any right under its material Assigned Contracts, or if a Default then exists, the Lender may directly enforce such right in its own or the Grantor’s name and may enter into such settlements or other agreements with respect thereto as the Lender shall determine.  In any suit, proceeding or action brought by the Lender under any material Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Grantor shall indemnify and hold the Lender and Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Grantor to or in favor of such obligor or its successors.  All such obligations of the Grantor shall be and remain enforceable only against the Grantor and shall not be enforceable against the Lender.  Notwithstanding any provision hereof to the contrary, the Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Lender’s exercise of any of its rights with respect to the Collateral shall not release the Grantor from any of such duties and obligations.  The Lender shall not be obligated to perform or fulfill any of the Grantor’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

ARTICLE V

DEFAULT

5.1.                              The occurrence of any one or more of the following events shall constitute a “Default” hereunder:

(a)                                  Any representation or warranty made by or on behalf of the Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b)                                 The breach by the Grantor of any of the terms or provisions of Article IV or Article VII.

(c)                                  The breach by the Grantor (other than a breach which constitutes a Default under any other Section of this Article V) of any of the terms or provisions of this Security Agreement which is not remedied within ten days after such breach.

(d)                                 The occurrence of any “Default” under, and as defined in, the Credit Agreement.

(e)                                  Any Capital Stock which is included within the Collateral shall at any time constitute a Security or the issuer of any such Capital Stock shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Lender and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Lender has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

5.2.             Remedies.

(a)                                  Upon the occurrence of a Default, the Lender may exercise any or all of the following rights and remedies:

(i)                                     those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Lender prior to a Default;

(ii)                                  those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation,  any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)                               give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv)                              without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to Grantor or any other Person, enter the premises of the Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Lender may deem commercially reasonable; and

(v)                                 concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Lender was the outright owner thereof.

(b)                                 The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)                                  The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Lender, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)                                 Until the Lender is able to effect a sale, lease, or other disposition of Collateral, the Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e)                                  If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Rate Management Obligations outstanding, the Lender may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Rate Management Obligations pursuant to the terms of the agreement governing any Rate Management Transaction.

(f)                                    Notwithstanding the foregoing, the Lender shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g)                                 The Grantor recognizes that the Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above.  The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  The Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantor and the issuer would agree to do so.

5.3.                              Grantor’s Obligations Upon Default.  Upon the request of the Lender after the occurrence of a Default, the Grantor will:

(a)                                  assemble and make available to the Lender the Collateral and all books and records relating thereto at any place or places specified by the Lender, whether at the Grantor’s premises or elsewhere;

(b)                                 permit the Lender, by the Lender’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral;

(c)                                  prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Lender may request, all in form and substance satisfactory to the Lender, and furnish to the Lender, or cause an issuer of Pledged Collateral to furnish to the Lender, any information regarding the Pledged Collateral in such detail as the Lender may specify;

(d)                                 take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Lender to consummate a public sale or other disposition of the Pledged Collateral; and

(e)                                  at its own expense, cause the independent certified public accountants then engaged by the Grantor to prepare and deliver to the Lender and each Lender, at any time, and from time to time, promptly upon the Lender’s request, the following reports with respect to the Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as the Lender may request.

5.4.                              Grant of Intellectual Property License.  For the purpose of enabling the Lender to exercise the rights and remedies under this Article V at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby (a) grants to the Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any Intellectual Property Rights now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including, without limitation, in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Lender may sell any of the Grantor’s Inventory directly to any Person, including, without limitation, Persons who have previously purchased the Grantor’s Inventory from the Grantor and in connection with any such sale or other enforcement of the Lender’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to the Grantor and any Inventory that is covered by any Copyright owned by or licensed to the Grantor and the Lender may finish any work in process and affix any Trademark owned by or licensed to the Grantor and sell such Inventory as provided herein.

ARTICLE VI

ATTORNEY IN FACT; PROXY

6.1.                              Authorization for Secured Party to Take Certain Action.

(a)                                  The Grantor irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender and appoints the Lender as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements and document cover sheets and recordation form cover sheets (and this Security Agreement, any extracts hereof and any amendments hereto (pursuant to Section 4.7(g)), necessary or desirable in the Lender’s sole discretion to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral,

(iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with securities intermediaries holding other Investment Property as may be necessary or advisable to give the Lender Control over such Securities or other Investment Property, (v) to apply the proceeds of any Collateral received by the Lender to the Secured Obligations as provided in the Credit Agreement, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Grantor agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender in connection therewith; provided that, this authorization shall not relieve the Grantor of any of its obligations under this Security Agreement or under the Credit Agreement, (vii) to demand payment or enforce payment of the Receivables in the name of the Lender or the Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign the Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (ix) to exercise all of the Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign the Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of the Grantor, (xiii) to prepare, file and sign the Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to the Grantor to such address as the Lender may designate and to receive, open and dispose of all mail addressed to the Grantor, and (xv) to do all other acts and things necessary to carry out this Security Agreement.  In addition, the Lender may at any time, in the Lender’s own name (if a Default exists), in the name of a nominee of the Lender (if a Default exists), or in the name of the Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with the Grantor and obligors in respect of Instruments of the Grantor to verify with such Persons, to the Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

(b)                                 All acts of said attorney or designee are hereby ratified and approved. The powers granted pursuant to this Section 6.1(a) are coupled with an interest and shall be irrevocable until the termination of this Security Agreement pursuant to the terms of Section 8.15.  The powers conferred on the Lender under this Section 6.1(a) are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers.  NONE OF THE LENDER OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER GRANTED HEREUNDER OR OTHERWISE, EXCEPT  IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

6.2.                              PROXY. THE GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE LENDER AS THE PROXY AND ATTORNEY-IN-FACT OF THE GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, SECURITIES, INSTRUMENTS AND OTHER INVESTMENT PROPERTY, INCLUDING THE RIGHT TO VOTE SUCH COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO.  THE APPOINTMENT OF THE LENDER AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.15.  IN

ADDITION TO THE RIGHT TO VOTE ANY SUCH COLLATERAL, THE APPOINTMENT OF THE LENDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH COLLATERAL OR ANY OFFICER OR THE AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT.  NOTWITHSTANDING THE FOREGOING, THE LENDER SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

ARTICLE VII

DEPOSIT ACCOUNTS

7.1.                              Covenant Regarding New Deposit Accounts; Lock Boxes.  Before opening or replacing any Deposit Account, or establishing a new lock box, the Grantor shall (a) obtain the Lender’s consent in writing to the opening of such Deposit Account or lock box, and (b) cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit Account Control Agreement with the Lender in order to give the Lender Control of such Deposit Account, or (ii) a lock box, to enter into a lock box Agreement with the Lender in order to give the Lender Control of the lock box.  In the case of Deposit Accounts or a lock box maintained with Lender, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

ARTICLE VIII

GENERAL PROVISIONS

8.1.                              Waivers.  The Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.  Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2.                              Limitation on Lender’s Duty with Respect to the Collateral.  The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  The Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Lender (i) to fail to incur expenses deemed significant by the Lender to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral.  The Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Lender would  be commercially reasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2.  Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3.                              Compromises and Collection of Collateral.  The Grantor and the Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, the Grantor agrees that the Lender may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

8.4.                              Secured Party Performance of Debtor Obligations.  Without having any obligation to do so, the Lender may perform or pay any obligation which the Grantor has agreed to perform or pay in this Security Agreement and the Grantor shall reimburse the Lender for any amounts paid by the Lender pursuant to this Section 8.4.  The Grantor’s obligation to reimburse the Lender pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5.                              Specific Performance of Certain Covenants.  The Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 5.3, or

8.7 or in Article VII will cause irreparable injury to the Lender, that the Lender and Lender have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Lender to seek and obtain specific performance of other obligations of the Grantor contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantor.

8.6.                              Use and Possession of Certain Premises.  Upon the occurrence of a Default, the Lender shall be entitled to occupy and use any premises owned or leased by the Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Grantor for such use and occupancy.

8.7.                              Dispositions Not Authorized.  The Grantor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between the Grantor and the Lender or other conduct of the Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Lender unless such authorization is in writing signed by the Lender.

8.8.                              No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Lender and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Lender until the Secured Obligations have been paid in full.

8.9.                              Limitation by Law; Severability of Provisions.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part.  Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.10.                        Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.11.                        Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantor, the Lender and its successors and assigns (including, without limitation, all Persons who become bound as a debtor to this Security Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Lender.  No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Liens granted to the Lender hereunder.

8.12.                        Survival of Representations.  All representations and warranties of the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.13.                        Taxes and Expenses.  Any taxes (including, without limitation, income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantor, together with interest and penalties, if any.  The Grantor shall reimburse the Lender for any and all out-of-pocket expenses and internal charges (including, without limitation, reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including, without limitation, the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.

8.14.                        Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.15.                        Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Lender which would give rise to any Secured Obligations are outstanding.

8.16.                        Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Grantor and the Lender relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Lender relating to the Collateral.

8.17.                        CHOICE OF LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.18.                        CONSENT TO JURISDICTION.  THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR OHIO STATE COURT SITTING IN CINCINNATI, OHIO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE GRANTOR IN THE

COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE GRANTOR AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CINCINNATI, OHIO.

8.19.                        WAIVER OF JURY TRIAL. THE GRANTOR AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.20.                        Indemnity.  The Grantor hereby agrees to indemnify the Lender and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation,  all expenses of litigation or preparation therefor (including, without limitation, reasonable attorneys’ fees) whether or not the Lender is a party thereto) imposed on, incurred by or asserted against the Lender, or its successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Lender or the Grantor, and any claim for Patent, Trademark or Copyright infringement).

8.21.                        Counterparts.  This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

ARTICLE IX

NOTICES

9.1.                              Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantor at the address set forth on Exhibit A as its principal place of business, and to the Lender at the address set forth in the Credit Agreement.

9.2.                              Change in Address for Notices.  Each of the Grantor and the Lender may change the address for service of notice upon it by a notice in writing to the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantor and the Lender have executed this Security Agreement as of the date first above written.

GRANTOR:

MXT HOLDINGS, INC.

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	President

LENDER:

BANK ONE, NA

By:	/s/ David L. Carey
Name:	David L. Carey
Title:	Director

EXHIBIT I-1

(See Section 4.4 of Security Agreement)

AMENDMENT

This Amendment, dated                            ,      is delivered pursuant to Section 4.4 of the Security Agreement referred to below.  All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement.  The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct.  The undersigned further agrees that this Amendment may be attached to that certain Security Agreement, dated August 15, 2003, between the undersigned, as the Grantor, and Bank One, NA, as the Lender, (the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement.

MXT HOLDINGS, INC.

By:
Name:
Title:

SCHEDULE  I TO AMENDMENT

EXHIBIT I-2

(See Section 4.7(g) of Security Agreement)

AMENDMENT

This Amendment, dated                            ,      is delivered pursuant to Section 4.7(g) of the Security Agreement referred to below.  All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement.  The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct.  The undersigned further agrees that this Amendment may be attached to that certain Security Agreement, dated August 15, 2003, between the undersigned, as the Grantor, and Bank One, NA, as the Lender, (the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement.

MXT HOLDINGS, INC.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT